Aberdeen Standard Investments ETFs 485BPOS

Exhibit (h)(8)

FIRST AMENDMENT

TO

INVESTMENT ADVISORY AGREEMENT

This FIRST AMENDMENT (this “First Amendment”) to that certain Investment Advisory Agreement dated March 17, 2017, as amended (the “Agreement”), between the portfolios set forth in Schedule A thereto (each a “Portfolio” and collectively, the “Portfolios”), each a Cayman Islands exempted company, and Aberdeen Standard Investments ETFs Advisors LLC, formerly ETF Securities Advisors LLC (the “Adviser”), is made and entered into by the foregoing parties as of December 13, 2018. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

WHEREAS, each Portfolio and the Adviser desire to amend the Agreement in order to (i) reflect name changes of the Adviser, each Portfolio, and each Portfolio’s corresponding Fund; and (ii) reflect a reduction in the management fee rate payable to the Adviser by the Aberdeen Standard All Commodity Fund Limited for its services pursuant to the Agreement, effective as of the date of this First Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Exhibit A. Effective as of the date of this First Amendment, Schedule A to the Agreement is hereby deleted in its entirety and replaced as set forth in Exhibit 1 attached hereto.

2.	Name Change of the Adviser. Effective as of the date of this First Amendment, all references in the Agreement to “ETF Securities Advisors LLC” are hereby replaced with “Aberdeen Standard Investments ETFs Advisors LLC.”

4.	Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

5.	Counterparts. This First Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This First Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

6.	Governing Law. This First Amendment shall be governed by and construed to be in accordance with the laws of the State of Delaware without giving effect to any conflict or choice of law provisions of that State, provided that nothing herein shall be construed in any manner inconsistent with any rule, regulation or order of the SEC.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment by their duly authorized representatives as of the day and year set forth above.

ADVISER

Aberdeen Standard Investments ETFs Advisors LLC

By: Aberdeen Asset Management Inc., its sole member

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President of Aberdeen Asset Management Inc.

PORTFOLIOS

Aberdeen Standard All Commodity Fund Limited

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President of Aberdeen Standard All Commodity Fund Limited

Aberdeen Standard All Commodity Longer Dated Fund Limited

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President of Aberdeen Standard All Commodity Longer Dated Fund Limited

Aberdeen Standard Agriculture Fund Limited

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President of Aberdeen Standard Agriculture Fund Limited

Aberdeen Standard Energy Fund Limited

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President of Aberdeen Standard Energy Fund Limited

Aberdeen Standard Energy Longer Dated Fund Limited

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President of Aberdeen Standard Energy Longer Dated Fund Limited

[Signature Page to First Amendment to Investment Advisory Agreement]

Exhibit 1 to First Amendment

Schedule A dated December 13, 2018

to the Investment Advisory Agreement

between each Portfolio and

Aberdeen Standard Investments ETFs Advisors LLC

(formerly ETF Securities Advisors LLC)

Portfolio	Fund	Management Fee	Effective Date
Aberdeen Standard All Commodity Fund Limited (Formerly, ETFS All Commodity Fund Limited)	Aberdeen Standard Bloomberg All Commodity Strategy K-1 Free ETF (Formerly, ETFS Bloomberg All Commodity Strategy K-1 Free ETF)	0.25%	12/13/2018
Aberdeen Standard All Commodity Longer Dated Fund Limited (Formerly, ETFS All Commodity Longer Dated Fund Limited)	Aberdeen Standard Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF (Formerly, ETFS Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF)	0.29%	3/28/2017
Aberdeen Standard Agriculture Fund Limited (Formerly, ETFS Agriculture Fund Limited)	Aberdeen Standard Bloomberg Agriculture Commodity Strategy K-1 Free ETF (Formerly, ETFS Bloomberg Agriculture Commodity Strategy K-1 Free ETF)	0.39%	TBC
Aberdeen Standard Energy Fund Limited (Formerly, ETFS Energy Fund Limited)	Aberdeen Standard Bloomberg Energy Commodity Strategy K-1 Free ETF (Formerly, ETFS Bloomberg Energy Commodity Strategy K-1 Free ETF)	0.39%	TBC
Aberdeen Standard Energy Longer Dated Fund Limited (Formerly, ETFS Energy Longer Dated Fund Limited)	Aberdeen Standard Bloomberg Energy Commodity Longer Dated Strategy K-1 Free ETF (Formerly, ETFS Bloomberg Energy Commodity Longer Dated Strategy K-1 Free ETF)	0.39%	3/28/2017